Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	23-2956944 (I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address of principal executive offices)

Orchids Paper Products Company Stock Incentive Plan, As Amended
(Full title of the plans)

Robert Snyder
Chief Executive Officer

Orchids Paper Products Company
4826 Hunt Street

Pryor, Oklahoma 74361
(918) 825-0616
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald E. Figliulo, Esq.

C. Brendan Johnson, Esq.

Bryan Cave LLP

161 North Clark Street

Chicago, Illinois 60601

(312) 602-5000

(312) 602-5050 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer   ☐                                                                                                      Accelerated filer                     ☒

Non-accelerated filer     ☐  (Do not check if a smaller reporting company)                                       Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	200,000(1)	$11.73(2)	$2,346,000	$272.37

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Orchids Paper Products Company Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)   Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average ($11.73) of the high ($12.00) and low ($11.46) prices of the Registrant’s Common Stock as reported by the NYSE Amex on June 24, 2011.

EXPLANATORY NOTE

                On March 10, 2011, the Board of Directors of Orchids Paper Products Company (the “Company”) approved an amendment to the Company’s Stock Incentive Plan (the “Plan”) to increase the maximum number of shares that may be issued pursuant to options or other awards granted under the Plan by 200,000 shares. The amendment was subject to the approval of the Company’s stockholders. The Company’s stockholders approved the amendment to the Stock Incentive Plan at the Company’s Annual Meeting of Stockholders held on May 19, 2011.

                The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company’s previously filed Registration Statements on Form S-8 filed on September 13, 2005 (Registration No. 333-128293) and August 6, 2008 (Registration No. 333-152815), with respect to the Plan (the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933, as amended, of an additional 200,000 shares issuable pursuant to awards to be granted under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements made in connection with the Plan, including the periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

                Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

                Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                Not required to be filed with this Registration Statement.

Item 4.    Description of Securities.

                The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

                Not applicable.

Item 6.    Indemnification of Directors and Officers.

                Not required to be filed with this Registration Statement.

Item 7.    Exemption From Registration Claimed.

                Not applicable.

Item 8.    Exhibits.

`               See Exhibit index.

Item 9.    Undertakings.

                Not required to be filed with this Registration Statement.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on June 30, 2011.

                                                                                                                  ORCHIDS PAPER PRODUCTS COMPANY

                                                                                                                  By: /s/ Keith R. Schroeder

                                                                                                                          Keith R. Schroeder

                                                                                                                          Chief Financial Officer

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

                    Each person whose signature appears below hereby constitutes and appoints Robert A. Snyder and Keith R. Schroeder, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended), and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.

Date
Signature	Title
/s/ Jay Shuster_______ Jay Shuster	Chairman of the Board of Directors	June 30, 2011
__ _____/s/ Robert A. Snyder___ Robert A. Snyder	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2011
___ /s/ Gary P. Arnold____ Gary P. Arnold	Director	June 30, 2011
/s/ Steven R. Berlin______ Steven R. Berlin	Director	June 30, 2011
/s/ John G. Guttilla_____ John G. Guttilla	Director	June 30, 2011
/s/ Douglas E. Hailey____ Douglas E. Hailey	Director	June 30, 2011
__ /s/ Jeff Schoen________ Jeff Schoen	Director	June 30, 2011
/s/ Keith R. Schroeder___ Keith R. Schroeder	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2011

EXHIBITS

Exhibit
Number	Description
3.1

Amended and Restated Certificate of Incorporation of the Registrant dated April 14, 2005, incorporated by reference to Orchids Paper Products Company Form S-1 (File No. 333-124173) dated April 19, 2005.

3.1.1

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated June 19, 2007, incorporated by reference to Orchids Paper Products Company Form 10-Q (File No. 001-32563) dated August 14, 2007.

3.2	Amended and Restated Bylaws of the Registrant effective April 14, 2005, incorporated by reference to Orchids Paper Products Company Form S-1 (File No. 333-124173) dated April 19, 2005.
4.1	Specimen Stock Certificate, incorporated by reference to Orchids Paper Products Company Form S-1 (File No. 333-124173) dated June 24, 2005.
5.1*	Opinion of Bryan Cave LLP.
10.1*	Orchids Paper Products Company Stock Incentive Plan, as Amended, dated May 19, 2011.
10.2	Form of Incentive Stock Option Agreement incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-32563) dated January 20, 2009.
23.1*	Consent of HoganTaylor LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Bryan Cave LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included in signature page to this Registration Statement).

*  Filed herewith.

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